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                                                                  EXHIBIT 32.1



                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                       AS ADOPTED PURSUANT TO SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002


    In connection with this Amendment No. 2 on Form 10-Q/A to the Quarterly Report on Form 10-Q of SEEC, Inc. (the "Company") for the quarterly period ended June 30, 2003, as filed with the Securities and Exchange Commission on August 14, 2003 (the "Report"), the undersigned, in the capacities and dates listed below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

    A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.


Date:  September 18, 2003                      /s/ W.B. LIPSIN
                                -----------------------------------------------
                                                 W.B. Lipsin
                                President, Chief Executive Officer and Director